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                                                                    Exhibit 4.14

                     REVOLVING NOTE MODIFICATION AGREEMENT
                     -------------------------------------

     THIS REVOLVING NOTE MODIFICATION AGREEMENT (hereinafter referred to as this "Amendment") is made and entered into as of the 5/th/ day of May ______, 2000, by and between COLOR IMAGE, INC. ("Obligor"), a Georgia corporation, and SOUTHTRUST BANK, N.A ("Bank"), a national banking association.

                             BACKGROUND STATEMENT

     Obligor and Bank are parties to a Revolving Note (the "Note; and the loan evidenced thereby, the "Loan") dated June 24, 1999 made by Obligor to the order of Bank in the original principal amount of $1,500,000. Obligor and Bank have agreed to amend the Note to extend the maturity date thereof and are entering into this Amendment to evidence their agreement.

                                   AGREEMENT

     FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00), the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Obligor and Bank, intending to be legally bound, do hereby agree as follows:

     1. Modification of Note. The Note is hereby amended and modified to provide that the Obligors promise to pay the principal sum of the Note in full on September 15, 2000.

     2. Ratification. Except as herein expressly modified or amended, all the terms and conditions of the Note are hereby ratified, affirmed, and approved.

     3. Modification of Loan Documents. As of the date hereof, Obligor hereby reaffirms and restates each and every warranty and representation set forth in any other instrument evidencing, securing or otherwise relating to the indebtedness evidenced by the Note (collectively, the "Loan Documents"). The terms of the Loan Documents are hereby modified and amended, effective as of the date hereof, so that any reference in any of the Loan Documents to the Note shall refer to the Note as herein amended.

     4. No Novation. Obligor and Bank hereby acknowledge and agree that this Amendment shall not constitute a novation of the indebtedness evidenced by the Loan Documents, and further that the terms and provisions of the Loan Documents shall remain valid and in full force and effect except as may be hereinabove modified and amended.

     5. No Waiver or Implication. Obligor hereby agrees that nothing herein shall constitute a waiver by Bank of any default, whether known or unknown, which may exist under the Note or any other Loan Document. Obligor hereby further agrees that no action, inaction or agreement by Bank, including, without limitation, any extension, indulgence, waiver, consent or agreement of modification which may have occurred or have been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to
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nonpayment of the Loan or any portion thereof, or with respect to matters involving security for the Loan, or with respect to any other matter relating to the Loan, shall require or imply any future extension, indulgence, waiver, consent or agreement by Bank. Obligor hereby acknowledges and agrees that Bank has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver or consent with respect to the Loan or any matter relating to the Loan.

     6. No Release of Collateral. Obliger further acknowledges and agrees that this Amendment shall in no way occasion a release of any collateral held by Bank as security to or for the Loan, and that all collateral held by Bank as security to or for the Loan shall continue to secure the Loan.

     7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Obligor and Bank and their respective heirs, successors and assigns, whether voluntary by act of the parties or involuntary by operation of law.

       IN WITNESS WHEREOF, this Amendment has been duly executed under seal by Obligor and Bank, as of the day and year first above written.


                            OBLIGOR:

                            COLOR IMAGE, INC., a Georgia corporation


                            By:  /s/ Sue-Ling Wang
                                -------------------------------------
                                 Dr. Sue-Ling Wang, President


                                       [CORPORATE SEAL]


                            LENDER:

                            SOUTHTRUST BANK, N.A., a national banking association



                            By:    /s/ Mark T. Johnson
                                -------------------------------------
                                   Mark T. Johnson, Vice President

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